Anderson Call & Wilkinson, P.C.
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January 2, 2008

MVP Network, Inc.
110 North Jefferson Avenue
St. Louis, Missouri  63103

Ladies and Gentlemen:

In accordance with Item 601(b)(5) of Regulation S-B, we are furnishing this opinion to you in connection with the preparation and filing of a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) relating to the merger of MVP Merger Corp., a Nevada corporation (“Merger Corp.”) and wholly owned subsidiary of MVP Network, Inc. (the “Company”) with and into MVP Network Online Games, Inc., a Nevada corporation (“MVP Online Games”), pursuant to the Agreement and Plan of Reorganization dated November 22, 2006 (the “Merger Agreement”), by and among the Company, Merger Corp. and MVP Online Games.

The Registration Statement relates to the registration of 379,564,544 shares (the “Shares”) of the Company’s common stock, par value $.001 per share, which may be issued to stockholders of MVP Merger Corp. pursuant to the Merger Agreement.

In connection with this opinion, we have reviewed (i) the Registration Statement, including the information statement / prospectus contained therein and the exhibits thereto, (ii) the Company’s articles of incorporation and by-laws, each as amended to date and (iii) originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and such information from officers and representatives of the Company and MVP Online Games as we have deemed necessary or appropriate for the purposes of this opinion.  As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties contained in the Merger Agreement and the other documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America the Nevada Revised Statutes, all applicable provisions of the Nevada Constitution and all reported judicial decisions interpreting those laws.

We have also assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Shares will be issued in the manner described in the Registration Statement.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Merger Agreement, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are being furnished to you for your benefit in connection with the Registration Statement, and may not be used or relied upon by you for any other purpose.  This opinion is given as of the date first set forth above, and we assume no obligation to update this opinion after the date hereof.  We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are an expert with respect to any part of the Registration Statement within the meaning of the terms “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Anderson Call & Wilkinson, P.C.
Anderson Call & Wilkinson, P.C.